Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Director, Investor Relations, Corporate Strategy & Development

(949) 481-0510

clewis@glaukos.com

Glaukos Corporation Announces Third Quarter 2020 Financial Results

San Clemente, CA – November 5, 2020 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the third quarter ended September 30, 2020. Key highlights include:

●	Net sales of $64.8 million in Q3 2020, compared to $58.5 million in Q3 2019.
●	Glaucoma net sales of $51.9 million and Corneal Health net sales of $12.9 million in Q3 2020.
●	Gross margin of approximately 72% and non-GAAP gross margin of approximately 85% in Q3 2020.
●	Operating expenses of $59.3 million and non-GAAP operating expenses of $57.5 million in Q3 2020.

“Our solid third quarter performance reflects our teams’ unwavering commitment to advance our key strategic priorities and execute our plans despite the unique challenges associated with the ongoing COVID-19 pandemic,” said Thomas Burns, Glaukos president and chief executive officer. “We remain focused on the near and long-term fundamental growth prospects of our business as we advance our mission to create a strategic vision care leader with disruptive franchises in glaucoma, corneal health and retinal disease that provide sustainable solutions to important clinical needs.”

Third Quarter 2020 Financial Results

Net sales increased 11% in the third quarter of 2020 to $64.8 million, compared to $58.5 million in the same period in 2019.

Gross margin for the third quarter of 2020 was approximately 72%, compared to approximately 87% in the same period in 2019. Non-GAAP gross margin for the third quarter of 2020 was approximately 85%, compared to approximately 87% in the same period in 2019.

Selling, general and administrative (SG&A) expenses for the third quarter of 2020 decreased 12% to $38.9 million, compared to $44.4 million in the same period in 2019. Non-GAAP SG&A expenses for the third quarter of 2020 rose 3% to $37.4 million, compared to $36.2 million in the same period in 2019.

Research and development (R&D) expenses for the third quarter of 2020 rose 18% to $20.3 million, compared to $17.3 million in the same period in 2019. Non-GAAP R&D expenses for the third quarter of 2020 rose 16% to $20.1 million, compared to $17.3 million in the same period in 2019.

Loss from operations was $12.4 million in both the third quarter of 2020 and 2019, respectively. Non-GAAP loss from operations in the third quarter of 2020 was $2.4 million, compared to non-GAAP operating loss of $2.7 million in the third quarter of 2019.

Net loss in the third quarter of 2020 was $15.7 million, or ($0.35) per diluted share, compared to net loss of $13.5 million, or ($0.37) per diluted share, in the third quarter of 2019. Non-GAAP net loss in the third quarter of 2020 was $4.1 million, or ($0.09) per diluted share, compared to non-GAAP net loss of $3.8 million, or ($0.10) per diluted share, in the third quarter of 2019.

The company ended the third quarter of 2020 with $397.8 million in cash and cash equivalents, short-term investments and restricted cash.

2020 Revenue Guidance

As previously announced in a press release issued on March 24, 2020, due to the rapidly evolving environment and continued uncertainties from the impact of COVID-19, Glaukos has withdrawn its previously announced annual guidance for 2020, which was issued on February 27, 2020. At this date, Glaukos cannot predict the specific extent, or duration, of the impact of the COVID-19 outbreak on its future financial and operating results.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PST (4:30 p.m. EST) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 833-231-8262 (U.S.) or 647-689-4107 (international) and enter Conference ID 1395736. A replay of the webcast will be archived on the company’s website following completion of the call.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm. Glaukos launched the iStent®, its first MIGS device, in the United States in July 2012, its next-generation iStent inject® device in the United States in September 2018 and most recently, its iStent inject® W device in the United States in October 2020. In corneal health, Glaukos’ proprietary suite of single-use, bio-activated pharmaceuticals are designed to strengthen, stabilize and reshape the cornea through a process called corneal collagen cross-linking to treat corneal ectatic disorders and correct refractive conditions. Glaukos is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale surgical and pharmaceutical therapies in glaucoma, corneal health and retinal disease.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the duration and severity of the COVID-19 pandemic and its impact on our business or the economy generally; uncertainties about our dependence on the success and market acceptance of the iStent, the iStent inject, the iStent inject W and our corneal cross-linking products; our ability to reach sustained profitability; our ability to leverage our sales and marketing infrastructure to increase market penetration and acceptance of our products both in the United States and internationally; our ability to bring our pipeline products to market; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, pandemic (including an outbreak of COVID-19) or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from, ophthalmic surgeons in the use of our products; our ability to successfully develop and commercialize additional products; our ability to compete effectively in the highly competitive and rapidly changing medical device industry and against current and future competitors (including MIGS competitors) that are large public companies or divisions of publicly traded companies that have competitive advantages; the timing, effect, expense and uncertainty of navigating different regulatory approval processes as we develop additional products and penetrate foreign markets; the impact of any product liability claims against us and any related litigation; the effect of the extensive and increasing federal and state regulation in the healthcare industry on us and our suppliers; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors that could develop and commercialize similar or identical products; the impact of any claims against us of infringement or misappropriation of third party intellectual property rights and any related litigation; the market’s perception of our limited operating history as a public company; our ability to service our indebtedness; and potential disruptions from the acquisition of Avedro that may divert management attention from other important business objectives. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which was filed with the Securities and Exchange Commission on August 7, 2020, and will also be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which we expect to file on or before November 9, 2020. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

In addition, with respect to COVID-19, we are currently unable to reasonably estimate the specific extent, or duration, of the impact of the COVID-19 outbreak on our financial and operating results. We are also unable to predict how the outbreak will continue to affect restrictions and advisories on elective procedures and therapies, the availability of physicians and/or their treatment prioritizations or the impact of the outbreak on the overall healthcare infrastructure. In addition to an impact on procedure volumes, we are experiencing and may experience other disruptions as a result of the COVID-19 outbreak. For example, it is possible our suppliers will incur challenges supplying the materials needed for the manufacture of our product. In addition, our clinical trials may be adversely affected. Other disruptions or potential disruptions include restrictions on the ability of Company personnel to travel and access customers for training and case support; delays in approvals by regulatory bodies; delays in product development efforts; and additional government requirements to “shelter at home” or other incremental mitigation efforts that may further impact our capacity to manufacture, sell and support the use of our products. The total impact of these disruptions could have a material impact on the Company’s financial condition, cash flows and results of operations.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude intellectual property litigation income and expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, costs and expenses associated with acquisitions and integration, costs associated with enterprise system upgrades, certain inventory write-off charges, in-process R&D charges, amortization of debt discount and associated issuance costs related to the company’s convertible senior debt offering, significant discrete income tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales	$64,831	$58,509	$151,725	$171,135
Cost of sales	17,932	7,703	72,129	22,684
Gross profit	46,899	50,806	79,596	148,451
Operating expenses:
Selling, general and administrative	38,947	44,443	127,609	117,024
Research and development	20,304	17,278	64,148	48,277
In-process research and development	—	1,500	—	3,745
Total operating expenses	59,251	63,221	191,757	169,046
Loss from operations	(12,352)	(12,415)	(112,161)	(20,595)
Non-operating (expense) income :
Interest income	595	780	1,881	2,368
Interest expense	(5,732)	(1,028)	(8,485)	(2,041)
Other income (expense), net	852	(656)	342	(508)
Total non-operating expense	(4,285)	(904)	(6,262)	(181)
Loss before taxes	(16,637)	(13,319)	(118,423)	(20,776)
Income tax (benefit) provision	(889)	187	(8,723)	381
Net loss	$(15,748)	$(13,506)	$(109,700)	$(21,157)

Basic and diluted net loss per share	$(0.35)	$(0.37)	$(2.48)	$(0.58)

Weighted average shares used to compute basic and diluted net loss per share	44,706	36,831	44,302	36,507

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$80,994	$62,430
Short-term investments	307,441	111,553
Accounts receivable, net	32,885	38,417
Inventory, net	19,890	42,578
Prepaid expenses and other current assets	13,235	7,900
Total current assets	454,445	262,878
Restricted cash	9,326	9,326
Property and equipment, net	23,408	22,056
Operating lease right-of-use asset	18,760	15,704
Finance lease right-of-use asset	51,975	54,048
Intangible assets, net	363,921	382,605
Goodwill	66,134	66,134
Deposits and other assets	6,545	5,649
Total assets	$994,514	$818,400

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,774	$5,781
Accrued liabilities	39,919	51,919
Total current liabilities	46,693	57,700
Convertible senior notes	186,676	—
Operating lease liability	18,734	14,195
Finance lease liability	60,702	58,435
Deferred tax liability, net	14,164	9,632
Other liabilities	5,982	5,166
Total liabilities	332,951	145,128

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 44,855 and 43,530 shares issued and 44,827 and 43,502 shares outstanding as of September 30, 2020 and December 31, 2019, respectively	45	44
Additional paid-in capital	959,186	861,740
Accumulated other comprehensive income	1,874	1,330
Accumulated deficit	(299,410)	(189,710)
Less treasury stock (28 shares as of September 30, 2020 and
December 31, 2019)	(132)	(132)
Total stockholders' equity	661,563	673,272
Total liabilities and stockholders' equity	$994,514	$818,400

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

(Unaudited)

	Q3 2020				Q3 2019

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$17,932	$(8,143)	(a)(d)	$9,789	$7,703	—		$7,703

Gross profit	$46,899	$8,143		$55,042	$50,806	—		$50,806

Operating expenses:
Selling, general and administrative	$38,947	$(1,564)	(b)(c)(d)	$37,383	$44,443	$(8,233)	(b)(c)(d)	$36,210

Research and development	$20,304	$(215)	(d)	$20,089	$17,278	—		$17,278

In-process research and development	—	—		—	1,500	(1,500)	(g)	—

Total operating expenses	$59,251	$(1,779)		$57,472	$63,221	$(9,733)		$53,488

Loss from operations	$(12,352)	$9,922		$(2,430)	$(12,415)	$9,733		$(2,682)

Non-operating (expense) income :
Interest expense	(5,732)	2,677	(e)	(3,055)	(1,028)	—		(1,028)

Total non-operating (expense) income	(4,285)	2,677		(1,608)	(904)	—		(904)

Loss before taxes	(16,637)	12,599		(4,038)	(13,319)	9,733		(3,586)

Income tax (benefit) provision	(889)	964	(f)	75	187	—		187

Net loss	$(15,748)	$11,635	(h)	$(4,113)	$(13,506)	$9,733	(h)	$(3,773)

Diluted net loss per share	$(0.35)			$(0.09)	$(0.37)			$(0.10)

(a)	Cost of sales adjustments related to the inventory fair value step up, net of the reversal of COVID-19 related excess and obsolete reserves; and amortization of developed technology intangible assets from the Avedro, Inc. acquisition in the amount of $2.3 million and $5.5 million, respectively.
(b)	Expenses related to the Company's patent infringement litigation and related matters, consisting of $0.1 million in Q3 2020 and $2.5 million in Q3 2019.
(c)	Costs of $0.1 million in Q3 2020 and $3.3 million in Q3 2019 associated with the Company's implementation of its new enterprise systems and other technology optimizations.
(d)	Expenses related to the Avedro, Inc. acquisition:
●	Transaction expenses of $2.4 million in Q3 2019 related to the Company's acquisition of Avedro, Inc., consisting primarily of financial advisory fees, legal fees, accounting fees, and other costs.
●	Reversal of restructuring expenses of ($0.3) million in cost of sales and restructuring expenses in general and administrative of $0.3 million in Q3 2020.
●	Amortization expense of customer relationship intangible assets in the amount of $0.7 million in selling, general and administrative in Q3 2020.
●	Stock-based compensation expense related to replacement awards in the amount of $0.6 million in cost of sales, $0.4 million in selling, general and administrative and $0.2 million in research and development in Q3 2020.
(e)	Non-cash interest expense for the amortization of debt discount and associated issuance costs related to the convertible senior notes.
(f)	Tax benefit related to the Company's issuance of the convertible senior notes.
(g)	Upfront payment associated with the execution of the licensing arrangement with Intratus, Inc.
(h)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2020 and 2019.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

(Unaudited)

	Year-to-Date Q3 2020				Year-to-Date Q3 2019

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$72,129	$(46,367)	(a)(b)(f)	$25,762	$22,684	—		$22,684

Gross profit	$79,596	$46,367		$125,963	$148,451	—		$148,451

Operating expenses:
Selling, general and administrative	$127,609	$(15,484)	(c)(d)(e)(f)	$112,125	$117,024	$(15,957)	(d)(e)(f)	$101,067

Research and development	$64,148	$(2,522)	(c)(f)	$61,626	$48,277	—		$48,277

In-process research and development	—	—		—	3,745	(3,745)	(h)	—

Total operating expenses	$191,757	$(18,006)		$173,751	$169,046	$(19,702)		$149,344

Loss from operations	$(112,161)	$64,373		$(47,788)	$(20,595)	$19,702		$(893)

Non-operating (expense) income :
Interest expense	(8,485)	3,234		(5,251)	(2,041)	—		(2,041)
Total non-operating (expense) income	(6,262)	3,234	(g)	(3,028)	(181)	—		(181)

Loss before taxes	(118,423)	67,607		(50,816)	(20,776)	19,702		(1,074)

Income tax (benefit) provision	(8,723)	8,220	(i)	(503)	381	—		381

Net loss	$(109,700)	$59,387	(j)	$(50,313)	$(21,157)	$19,702	(j)	$(1,455)

Diluted net loss per share	$(2.48)			$(1.14)	$(0.58)			$(0.04)

(a)	Cost of sales adjustments related to the inventory fair value step up and amortization of developed technology intangible assets from the Avedro, Inc. acquisition in the amount of $24.7 million and $16.6 million, respectively.
(b)	Inventory write-off charges and COVID-19 related excess and obsolete reserves, a portion of which includes the associated fair-value step up of acquired Avedro inventory, totaling $4.3 million.
(c)	Restructuring expenses of $0.2 million in selling, general and administrative and $0.1 million in research and development.
(d)	Expenses related to the Company's patent infringement litigation and related matters, consisting of $4.4 million year-to-date Q3 2020 and $6.3 million year-to-date Q3 2019.
(e)	Costs of $0.7 million year-to-date Q3 2020 and $7.3 million year-to-date Q3 2019 associated with the Company's implementation of its new enterprise systems and other technology optimizations.
(f)	Expenses related to the Avedro, Inc. acquisition:
●	Transaction expenses of $2.4 million year-to-date Q3 2019 related to the Company's acquisition of Avedro, Inc., consisting primarily of financial advisory fees, legal fees, accounting fees, and other costs.
●	Integration expenses of $0.8 million consisting primarily of legal fees, accounting fees and other costs in selling, general and administrative year-to-date Q3 2020.
●	Reversal of restructuring expenses of ($0.1) million in cost of sales and restructuring expenses of $0.8 million in selling, general and administrative and $0.1 million in research and development year-to-date Q3 2020.
●	Amortization expense of customer relationship intangible assets in the amount of $2.1 million in selling, general and administrative year-to-date Q3 2020.
●	Stock-based compensation expense related to replacement awards in the amount of $0.9 million in cost of sales, $6.5 million in selling, general and administrative and $2.3 million in research and development year-to-date Q3 2020.
(g)	Non-cash interest expense for the amortization of debt discount and associated issuance costs related to the convertible senior notes.
(h)	Consists of $2.2 million related to the purchase of certain DOSE assets and $1.5 million for the upfront payment associated with the execution of the licensing arrangement with Intratus, Inc.
(i)	Tax benefit related to the Company's issuance of the convertible senior notes.
(j)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2020 and 2019.